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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)                               January 27, 2004

ARCHSTONE-SMITH TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

                          1-16755                                                                             84-1592064
            (Commission File Number)                                            (I.R.S. Employer Identification No.)

9200 E. Panorama Circle, Suite 400, Englewood, CO                                                          80112

          (Address of Principal Executive Offices)                                                               (Zip Code)

(303) 708-5959

(Registrant's Telephone Number, Including Area Code)

Item 12. Results of Operations and Financial Condition.

              On January 27, 2004, Archstone-Smith Trust ("Archstone-Smith") issued a press release announcing its financial results for the fourth quarter of fiscal year 2003. The press release is attached as Exhibit 99.1 to this report and is incorporated into this Item 12 by reference.

Exhibit No.                                Document Description
99.1                                           Press Release, dated January 27, 2004

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARCHSTONE-SMITH TRUST

Dated: January 27, 2004                                           BY: /S/ R. Scot Sellers
                                                                               R. Scot Sellers,
                                                                                                         Chairman and Chief Executive Officer

Fourth Quarter 2003
Table of Contents

                                                                                        Page
                                                                                        ----
Earnings Release                                                                        1-2

Financial Highlights                                                                     3

Statements of Earnings                                                                  4-5

Balance Sheets                                                                           6

Geographic Distribution by Market                                                        7

Operating Performance Summary                                                           8-9

Investment Summary                                                                       10

Development Summary                                                                      11

Capitalization Summary                                                                   12

Supplemental Information for Net Asset Value Calculation                                 13

Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado
(303) 708-5959

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described within this press release supplement. These financial measures, which include but are not limited to Funds From Operations and Funds From Operations with Gains/Losses, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Information included in this supplemental package is unaudited.

4Q03 Results
v4 - 1.22.04

News Release

Contact:  Jack R. Callison, Jr.
                  800-982-9293  o  303-708-5959

Archstone-Smith Announces Record Earnings for 2003
Company’s Same-store Portfolio Produces Positive Operating Results

DENVER — January 27, 2004 — Archstone-Smith (NYSE:ASN) announced record earnings for 2003, with net earnings per share (EPS) of $2.18 for the year ended December 31, 2003 – a 38% increase compared with the $1.58 per share for 2002. EPS for the fourth quarter of 2003 was $0.63 per share, compared with $0.56 per share for the same period in 2002. Funds from operations (FFO) with gains/losses, which reflects the positive impact of Archstone-Smith’s investment strategy, for the full year of 2003 was $2.54 per share, compared with $2.40 per share in 2002. FFO with gains/losses was $0.73 per share in the fourth quarter of 2003, compared with $0.72 per share for the fourth quarter of 2002.

Archstone-Smith Produces Positive Same-Store Operating Results in the Fourth Quarter

The company’s same-store portfolio also produced positive operating results in the fourth quarter, compared with the same period in 2002. Same-store net operating income (NOI) increased 0.5%, the first increase since the first quarter of 2002. Same-store revenues decreased only 0.5% and expenses declined 2.4% from the same period of 2002. The Washington D.C. metropolitan area and Southern California, which collectively represent 55.2% of Archstone-Smith’s NOI, produced positive same-store NOI growth during the quarter of 3.5% and 5.9%, respectively.

“We are extremely pleased with our 2003 performance and are encouraged by our improving same store results. Even in the midst of what many have called an exceptionally difficult time for the apartment industry, our same-store NOI decreased only 4.2% in the two years since the first quarter of 2002, despite the loss of more than 450,000 jobs in the U.S. during that time,” said R. Scot Sellers, chairman and chief executive officer. “Our stable performance continues to underscore the tremendous benefit of owning apartments in many of the country’s most desirable neighborhoods with expensive single-family home prices and very little land available to build new housing.”

Portfolio Repositioning Largely Completed; Company Outlines Go-forward Investment Strategy

Archstone-Smith completed $1.38 billion of dispositions in 2003 at an average cap rate of 6.4%, generating $180.5 million in gross gains and an unleveraged internal rate of return of 13%. Including these dispositions, the company’s significant portfolio repositioning strategy it commenced in 1995 is largely complete. Today, 88% of the company’s portfolio is concentrated in its eight supply-constrained core markets – the greater Washington, D.C. metropolitan area, Southern California, the San Francisco Bay area, Chicago, Boston, Southeast Florida, Seattle and the greater New York City metropolitan area.

“I am exceptionally proud of our management team for all that they have accomplished during the last eight years of repositioning our company,” said Mr. Sellers. “To take our portfolio from less than 2% in our core markets in 1995 to where we are today is truly extraordinary. We are excited to begin a new chapter in our corporate development, where our strategy is to continually improve our prospects for growth and value creation, through selective dispositions and reinvestment of the proceeds into ever better locations.”

Archstone-Smith’s fourth quarter 2003 results include gains from the sale of apartment communities by Ameriton Properties, Inc., which contributed $7.4 million, or approximately $0.03 per share, to FFO with gains/losses and EPS. Ameriton, one of the company’s wholly owned taxable REIT subsidiaries, utilizes Archstone-Smith’s development, acquisition and operating expertise to capitalize on short-term real estate investment opportunities.

Archstone-Smith used a portion of its disposition proceeds to reduce its total debt by over $400 million in 2003. The company’s ratio of debt-to-total-undepreciated-book-capitalization was only 42% at December 31, 2003, compared with 47% at December 31, 2002. Currently, the company has $940 million of liquidity, including cash, liquid assets, restricted cash in escrows and capacity on its unsecured credit facilities.

“We have one of the finest apartment portfolios of any public or private company in the country – and exceptional financial capacity,” said Charles E. Mueller, Jr., chief financial officer. “Looking forward, we expect to sell approximately 4% – 8% of our assets annually with the objective of continually upgrading the quality of our portfolio and improving our growth rate. As such, gains and/or losses from dispositions will be a recurring component of our operating results as they have been for the last eight years.”

Archstone-Smith (NYSE: ASN) is a recognized leader in apartment investment and operations. With a current total market capitalization of $9.9 billion, Archstone-Smith owns and operates an irreplaceable portfolio of high-rise and garden apartment communities concentrated in many of the most desirable neighborhoods in the greater Washington, D.C. metropolitan area, Southern California, the San Francisco Bay area, Chicago, Boston, Southeast Florida, Seattle and the greater New York City metropolitan area. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith ensures peace of mind for its customers and defines the standard for customer-focused apartment operations. As of December 31, 2003, Archstone-Smith owned or had an ownership position in 249 communities, representing 88,183 units, including units under construction.

A Fortune 1000 company, Archstone-Smith is the second largest public company in Colorado based on 2002 net income, and ranks 348 on the Forbes Super500 List for 2003. For more information, visit www.ArchstoneSmith.com.

# # #

Archstone-Smith’s fourth quarter 2003 full financials and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.

In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See “Risk Factors” in Archstone-Smith’s 2002 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

Financial Highlights (1)
In thousands, except per share amounts and percentages

                                                      Three Months Ended                   Twelve Months Ended
                                                         December 31,                          December 31,

                                                   2003         2002       % Change      2003         2002           % Change

Operating Performance

   Net Earnings Attributable to Common Shares-
    Diluted                                         $125,162   $107,343      16.6%     $426,192       $282,830         50.7%

   Per Share Results:
   Net Earnings                                        $0.63      $0.56      12.5%        $2.18          $1.58         38.0%
   Funds from Operations (FFO) (2)(3)                  $0.42      $0.51     (17.6%)       $1.70          $2.05        (17.1%)
   Funds from Operations with Gains/Losses (3)(4)      $0.73      $0.72       1.4%        $2.54          $2.40          5.8%

   Cash Distributions per Common Share               $0.4275    $0.4250       0.6%      $1.7100        $1.7000          0.6%

                                                                                                    December 31,  December 31,
Financial Position                                                                                      2003           2002
                                                                                                    ----------------------------
   Assets
           Real Estate (Including Held for Sale Before Depreciation)                                   $8,999,180    $9,297,735
           Total Assets                                                                                $8,921,695    $9,096,026

   Book Capitalization
           Long Term Debt                                                                              $3,799,590    $3,956,100
           Total Debt                                                                                  $3,903,380    $4,321,678

           Long Term Undepreciated Book Capitalization                                                 $9,102,716    $8,926,682
           Total Undepreciated Book Capitalization                                                     $9,206,506    $9,292,260

           Long Term Debt/Long Term Undepreciated Book Capitalization                                       41.7%         44.3%
           Total Debt/Total Undepreciated Book Capitalization                                               42.4%         46.5%

   Equity Market Capitalization (5)
           Common Shares and Units                                                                     $6,157,363    $4,833,421

           Convertible Preferred Shares                                                                    72,272       275,449

           Perpetual Preferred Shares and Units                                                           163,673       164,646
                                                                                                    -------------- -------------

           Total Equity Market Capitalization                                                          $6,393,308    $5,273,516
                                                                                                    ============== =============

   Total Market Capitalization (6)                                                                    $10,296,688    $9,595,194
                                                                                                    ============== =============

   Fully Converted Shares (7)                                                                             223,850       217,752
                                                                                                    ============== =============

NOTES

(1)  Due to the implementation of new accounting literature, the results of Ameriton Properties Incorporated have been consolidated in the Statement of Earnings and Balance Sheet for all periods presented.

(2)  FFO is calculated in accordance with the FFO definition from NAREIT's October 1999 White Paper (as amended in April 2002). We acknowledge that FFO is a recognized measure of performance by the REIT industry since FFO excludes depreciation expense because real estate values have not historically diminished predictably over time. FFO is not intended to be a measure of cash flow or liquidity. See page 4 for a reconciliation of Net Earnings to FFO.

(3)  Due to the implementation of new accounting literature, FFO for 2002 has been adjusted to include debt extinguishment costs related to the early payment of debt that was not associated with a disposition.

(4)  Calculated as FFO plus Gross Gains/Losses from the disposition of real estate investments. Gross Gains/Losses from the disposition of real estate investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation and impairment for possible loss on real estate investments. Joint venture gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses from the disposition of real estate investments demonstrates the result of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 4 for a reconciliation of Net Earnings to FFO with Gains/Losses.

(5)  Reflects the market capitalization based on the closing share price on the last trading day of the period for publicly traded securities and liquidation value of private securities. See detailed market capitalization calculation on page 12.

(6)  Represents the book value of Total Debt plus Total Equity Market Capitalization.

(7)  Represents total common shares and operating partnership units outstanding at the end of the period, plus the assumed conversion of convertible preferred shares and stock options using the treasury stock method.

Statement of Earnings
In thousands, except per share amounts

                                                                            Three Months Ended             Twelve Months Ended
                                                                               December 31,                    December 31,
                                                                            2003           2002           2003            2002

Revenues:
   Rental Revenues                                                            $225,439       $213,821       $881,041       $852,295
   Other Income                                                                  4,644          4,702         19,334          9,462
                                                                               230,083        218,523        900,375        861,757

Expenses:
   Rental Expenses                                                              60,332         58,611        235,351        226,633
   Real Estate Taxes                                                            22,277         19,545         84,330         77,292
   Depreciation on Real Estate Investments (1)                                  51,020         44,067        187,677        167,029

   Gross Interest Expense                                                       56,951         73,914        213,686        222,382
   Capitalized Interest                                                         (8,397)        (7,790)       (26,854)       (32,377)
    Net Interest Expense                                                        48,554         66,124        186,832        190,005

   General and Administrative                                                   11,638         12,638         49,838         45,710
   Other Expense                                                                 8,102          9,300         48,085         27,469
                                                                               201,923        210,285        792,113        734,138

Earnings from Operations                                                        28,160          8,238        108,262        127,619
Plus:  Gains from Disposition of Real Estate Investments, net (2)                    -          8,007              -         35,950
Plus: Income from Unconsolidated Entities                                        4,737         38,173          5,745         53,602
Less:
    Minority Interest - Series E, F and G Perpetual Preferred Units (3)          1,208          1,326          5,156          6,351
    Minority Interest - Convertible Operating Trust Units                        3,278          5,531         10,402         22,910
Net Earnings before Discontinued Operations                                     28,411         47,561         98,449        187,910
Plus: Net Earnings from Discontinued Operations (4)                             98,517         61,608        335,208        126,905
Net Earnings                                                                   126,928        109,169        433,657        314,815
Less: Preferred Share Dividends                                                  3,208          7,043         20,997         32,185
Net Earnings Attributable to Common Shares - Basic                             123,720        102,126        412,660        282,630
Add Back (dilutive securities only):
    Minority Interest                                                              262            226            660            200
    Convertible Preferred Share Dividends                                        1,180          4,991         12,872              -
Net Earnings Attributable to Common Shares - Diluted                          $125,162       $107,343       $426,192       $282,830

Diluted Weighted Average Common Shares Outstanding - Net Earnings              198,233        193,024        195,640        178,780

Diluted Earnings per Common Share (5)                                            $0.63          $0.56          $2.18          $1.58

Funds From Operations Reconciliation:

Net Earnings Attributable to Common Shares - Diluted                          $125,162       $107,343       $426,192       $282,830
     Depreciation on Real Estate Investments                                    51,990         53,469        203,356        206,625
     Depreciation on Real Estate Investments - Unconsolidated Entities           2,916            292         11,428          6,946
     Gains from Disposition of Real Estate Investments                         (98,443)       (60,500)      (310,901)      (108,884)
     Convertible Preferred Share Dividends                                      (1,104)             -         (4,416)        22,289
     Debt Extinguishment Costs Related to Dispositions                               -              -          1,884          2,938
     Minority Interest                                                           5,302          1,238         11,889        (11,586)
     Other (6)                                                                 (3,734)        (4,202)       (10,931)        (8,708)
     Funds From Operations Attributable to Common Shares - Diluted              82,089         97,640        328,501        392,450
     Gross Gains on the Disposition of Real Estate Investments (7)              70,348         42,968        180,455         73,478
     Provisions for Possible Loss Excluded from Gross Gains                          -          2,611          3,714          2,611
     Convertible Preferred Share Dividend                                        1,104              -          4,416              -
     Minority Interest                                                          (7,891)        (5,161)       (20,954)        (8,778)

     Funds From Operations with Gains/Losses Attributable
          to Common Shares - Diluted (4)                                      $145,650       $138,058       $496,132       $459,761

Diluted Weighted Average Common Shares Outstanding - Net Earnings              198,233        193,024        195,640        178,780
    Assumed Conversion of Preferred Shares into Common Shares                   (2,583)             -        (2,582)         13,127
Diluted Weighted Average Common Shares Outstanding - FFO                       195,650        193,024        193,058        191,907
    Assumed Conversion of Preferred Shares into Common Shares                    2,583              -          2,582              -
Diluted Weighted Average Common Shares Outstanding - FFO
    with Gains/Losses                                                          198,233        193,044        195,640        191,907

Per Share Amounts (5)
    Funds From Operations - Diluted                                              $0.42          $0.51          $1.70          $2.05
    Funds From Operations with Gains/Losses - Diluted                            $0.73          $0.72          $2.54          $2.40

Quarterly Cash Distributions per Common Share                                  $0.4275        $0.4250        $1.7100        $1.7000

NOTES

(1)  Includes amortization expense associated with intangible assets obtained in connection with operating community acquisitions.

(2)  Represents gains on properties sold during the three and twelve months ended December 31, 2002, that were not subject to SFAS 144.

(3)  In accordance with Emerging Issues Task Force Topic D-42, the twelve months ended December 31, 2002 have been restated to include a $285,000 charge for issuance costs associated with the redemption of preferred units in the third quarter of 2002.

(4)  In accordance with SFAS 144, amounts reflect net earnings from real estate investments designated as held for sale, including net gains (losses) on any of these communities actually sold.

                                                                             Three Months Ended              Twelve Months Endeded
                                                                               December 31,                      December 31,
                                                                         -----------------------------------------------------------
                                                                             2003           2002           2003            2002
                                                                         -----------------------------------------------------------
    Composition of Net Earnings from Discontinued Operations:
           Rental Revenues                                                      $9,282        $56,685       $125,584       $233,479
           Rental Expenses                                                      (3,173)       (17,683)       (39,352)       (69,554)
           Real Estate Taxes                                                    (1,320)        (5,713)       (12,019)       (23,007)
           Depreciation on Real Estate Investments                                (970)        (9,402)       (15,679)       (39,596)
           Interest, net                                                        (2,395)       (14,063)       (28,236)       (57,596)
           Provision for Possible Loss on Real Estate Investments                    -         (2,611)        (3,714)        (2,611)
           Allocation of Minority Interest                                     (12,789)        (8,401)       (44,976)       (17,864)
           Ameriton Gains on Disposition of Operating Communities, net (a)      11,439         10,303         42,699         30,720
           Archstone-Smith Gains on Disposition of Real Estate
            Investments, net                                                    98,443         52,493        310,901         72,934
                                                                         -----------------------------------------------------------
              Net Earnings from Discontinued Apartment Communities             $98,517        $61,608       $335,208       $126,905
                                                                         ===========================================================

                                                                             Three Months Ended            Twelve Months Endeded
                                                                               December 31,                    December 31,
                                                                         -----------------------------------------------------------
                                                                             2003           2002           2003            2002
                                                                         -----------------------------------------------------------
    (a)   Ameriton Gains on Disposition of Operating Communities,
           net per GAAP                                                        $11,439        $10,303        $42,699        $30,720
          Ameriton Joint Venture Gains on Disposition of Operating
           Communities, net per GAAP                                             5,233              -          7,447          4,090
                                                                         -------------- -------------- --------------  -------------
                Total Ameriton Gains, net                                       16,672         10,303         50,146         34,810
          Accumulated Depreciation and Income Taxes Attributable
           to Ameriton Dispositions                                             (9,255)        (5,889)       (25,671)       (16,659)
                                                                         -------------- -------------- --------------  -------------
                FFO Impact of Ameriton Gains, before minority interest           7,417          4,414         24,475         18,151
          Minority Interest Attributable to Ameriton Dispositions                 (853)          (530)        (2,896)        (2,240)
                                                                         -------------- -------------- --------------  -------------
                FFO Impact of Ameriton Gains, after minority interest           $6,564         $3,884        $21,579        $15,911
                                                                         ============== ============== ==============  =============

(5)  As of December 31, 2003, the REIT (Archstone-Smith Trust) owned approximately 88.5% of the Operating Trust's (Archstone-Smith Operating Trust) outstanding common units and the remaining 11.5% were owned by minority interest holders. Per share amounts for each period presented will always be the same for the REIT and the Operating Trust, as both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Trust units.

(6)  Represents accumulated depreciation on Ameriton gains and Ameriton tax impact of FFO adjustments.

(7)  The following is a reconciliation of GAAP Gains/Losses from the Disposition of Real Estate Investments to Gross Gains/Losses from the Disposition of Real Estate Investments (see page 3 for a definition of Gross Gains/Losses):

                                                                        Three Months Ended             Twelve Months Endeded
                                                                           Dercember 31,                    December 31,
                                                                     -----------------------------------------------------------
                                                                         2003           2002           2003            2002
                                                                     -----------------------------------------------------------
    GAAP Gains from the Disposition of Real Estate Investments             $98,443        $60,500       $310,901       $108,884
    Less:  Accumulated Depreciation and Provisions for Possible Loss       (28,095)       (17,532)      (130,446)       (35,406)
                                                                     -----------------------------------------------------------
    Gross Gains from the Disposition of Real Estate Investments            $70,348        $42,968       $180,455        $73,478
                                                                     ===========================================================

Balance Sheets
In thousands

                                                                    December 31,                     December 31,
Assets                                                                  2003                             2002
--------------------------------------------------------------------------------------------------------------------------
    Real Estate (1)                                                 $8,738,116                           $7,406,437
    Real Estate - Held for Sale (1)(2)                                 261,064                            1,891,298
    Less: Accumulated Depreciation                                     648,982                              578,855
                                                                   -------------------------------------------------------
                                                                     8,350,198                            8,718,880

    Investments In and Advances to Unconsolidated Entities              86,367                              116,594
                                                                   -------------------------------------------------------
    Net Investments                                                  8,436,565                            8,835,474

    Cash and Cash Equivalents                                            5,230                               12,846
    Restricted Cash in Tax-Deferred Exchange Escrow                    180,920                                    -
    Other Assets                                                       298,980                              247,706
                                                                   -------------------------------------------------------
    Total Assets (3)                                                $8,921,695                           $9,096,026
                                                                   =======================================================

Liabilities and Shareholders' Equity
-----------------------------------------------------------------------------------------------

Liabilities:
  Unsecured Credit Facilities                                           $103,790      $365,578
  Long Term Unsecured Debt                                             1,871,965     1,776,103
  Mortgages Payable (4)                                                1,891,991     1,838,386
  Mortgages Payable - Held for Sale (2) (4)                               35,634       341,611
  Dividends Payable                                                       84,552        81,228
  Payables, Accrued Expenses and Other Liabilities                       279,619       301,393
                                                                   ----------------------------
  Total Liabilities                                                    4,267,551     4,704,299

Minority Interest:
  Series E, F and G Perpetual Preferred Units                             61,180        61,180
  Operating Trust Units/Other                                            521,698       486,729
                                                                   ----------------------------
                                                                         582,878       547,909

Shareholders' Equity:
  Series A, H, K and L Convertible Preferred Shares                       50,000       194,671
  Series D and I Cumulative Perpetual Preferred Shares                    98,940        99,370
  Common Shares, $0.01 Par Value                                           1,948         1,807
  Additional Paid-In Capital and Other Comprehensive Loss              3,976,178     3,684,011
  Distributions in Excess of Net Earnings                                (55,800)     (140,041)
                                                                   ----------------------------
  Total Shareholders' Equity                                           4,071,266     3,843,818

  Total Liabilities and Shareholders' Equity                          $8,921,695    $9,096,026
                                                                   ============================

NOTES

(1) The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

  Balance at December 31, 2002                                                      $9,297,735
    Acquisition-related Expenditures                                                   658,166
    Redevelopment Expenditures                                                          69,489
    Recurring Capital Expenditures                                                      48,454
    Development Expenditures, excluding land acquisitions                              161,659
    Dispositions                                                                    (1,268,033)
    Provision for Possible Loss on Real Estate Investments                              (3,714)
    Net Ameriton Investment Activity                                                    35,424
                                                                                 --------------
  Balance at December 31, 2003                                                      $8,999,180
                                                                                 ==============

(2) Income from assets held for sale is included in Net Earnings from Discontinued Operations.

(3) Includes $551.0 million and $534.4 million of Ameriton assets as of December 31, 2003 and December 31, 2002, respectively.

(4) Includes $80.7 million and $219.2 million of Ameriton third party debt as of December 31, 2003 and December 31, 2002, respectively.

Geographic Distribution at December 31, 2003 (1)

       Core Markets
           Greater Washington D.C. Metropolitan Area (2)                                                 40.0%
           Southern California                                                                           15.2%
           San Francisco Bay Area, California                                                             9.8%
           Chicago, Illinois (2)                                                                          7.6%
           Boston, Massachusetts (2)                                                                       5.0%
           Southeast Florida (2)                                                                          4.2%
           Seattle, Washington                                                                            3.3%
           Greater New York City Metropolitan Area (2)                                                    2.5%
                                                                                                 --------------
              Total Core Markets                                                                         87.6%
                                                                                                 --------------

       Non-Core Markets
           Atlanta, Georgia                                                                               2.5%
           Denver, Colorado                                                                               2.2%
           Houston, Texas                                                                                 1.4%
           Phoenix, Arizona                                                                               1.4%
           Raleigh, North Carolina                                                                        1.1%
           Other (3)                                                                                      3.8%
                                                                                                 --------------
              Total Non-Core Markets                                                                     12.4%
                                                                                                 --------------

              Total All Markets                                                                         100.0%
                                                                                                 ==============

       Total Garden (2)                                                                                  63.6%
                                                                                                 ==============
       Total High-Rise (2)                                                                               36.4%
                                                                                                 ==============

NOTES

(1) Based on net operating income (NOI) for the three months ended December 31, 2003, excluding amounts associated with the communities that are owned by Ameriton and any dispositions that closed during the current quarter. See footnote 2 on page 9 for a reconciliation of NOI to earnings from operations and an explanation as to why we believe NOI is a useful measure.

(2) The distribution between high-rise properties and garden communities follows (all percentages of total NOI):

                                                                        High-Rise           Garden            Total
                                                                      ---------------    --------------   --------------
           Greater Washington D.C. Metropolitan Area                           23.7%             16.3%            40.0%
           Chicago, Illinois                                                    5.9%              1.7%             7.6%
           Boston, Massachusetts                                                1.8%              3.2%             5.0%
           Southeast Florida                                                    2.8%              1.4%             4.2%
           Greater New York City Metropolitan Area                              2.2%              0.3%             2.5%

(3) Includes markets that represent less than 1.0% of NOI.

Operating Performance Summary (1)
Year-Over-Year Same Store Performance

                                             Revenue              Operating Expense              Net Operating Income
                                         Growth/(Decline)          Growth/(Decline)               Growth/(Decline) (2)
                                       ---------------------    ----------------------          ----------------------
                                    Q4 2003 vs.  YTD 2003 vs.   Q4 2003 vs.  YTD 2003 vs.      Q4 2003 vs.  YTD 2003 vs.
                                     Q4 2002      YTD 2002       Q4 2002      YTD 2002           Q4 2002     YTD 2002
-----------------------------------------------------------------------------------------------------------------------------------
Same Store Communities:
    Garden Communities                  (1.8%)     (2.4%)         (5.1%)       (2.0%)            (0.1%)      (2.6%)

    High-Rise Properties                 1.8%       0.3%           2.0%        (1.0%)             1.6%        1.0%

    Total Portfolio                     (0.5%)     (1.4%)         (2.4%)       (1.5%)             0.5%       (1.3%)

                                       Average Physical         Property Operating      Potential Effective Rent
                                          Occupancy                 Margin (4)                Per Unit (5)
                                    -----------------------  ----------------------  -----------------------------
                                     Q4 2003 (3)   Q4 2002    Q4 2003      Q4 2002         Q4 2003      Q4 2002
------------------------------------------------------------------------------------------------------------------
Same Store Communities:
    Garden Communities                  95.5%       95.6%       67.7%       66.6%           $1,049      $1,065

    High-Rise Properties                95.5%       93.2%       64.5%       64.6%           $1,527      $1,539

    Total Portfolio                     95.5%       94.9%       66.5%       65.9%           $1,179      $1,194

                                                              Operating Expense       Net Operating Income         Average Physical
                                Revenue Growth/(Decline)       Growth/(Decline)        Growth/(Decline) (2)            Occupancy
                                ---------------------------------------------------------------------------------------------------
                                Q4 2003 vs.  YTD 2003 vs.  Q4 2003 vs.  YTD 2003 vs.  Q4 2003 vs.   YTD 2003 vs.
                                  Q4 2002      YTD 2002      Q4 2002      YTD 2002     Q4 2002       YTD 2002    Q4 2003   YTD 2003
-----------------------------------------------------------------------------------------------------------------------------------

Same Store Core Markets: (6)
    Greater Washington D.C.
     Metropolitan Area%             1.3%        1.5%          (3.1%)      (4.1%)          3.5%          4.3%       95.9%      96.1%

    Southern California             1.9%        2.2%          (6.4%)       0.8%           5.9%          2.8%       96.3%      96.5%

    San Francisco Bay Area,
     California                    (7.6%)      (8.7%)         (6.6%)      (3.7%)         (8.1%)        (10.6%)     94.6%      95.1%

    Chicago, Illinois               0.1%       (4.5%)          0.2%       (2.2%)          0.0%         (6.1%)      94.0%      92.8%

    Boston, Massachusetts          (1.7%)      (1.6%)          0.8%        0.7%          (2.8%)        (2.6%)      96.7%      96.9%

    Southeast Florida              (2.3%)      (1.7%)          0.9%        3.1%          (4.6%)        (5.2%)      96.6%      95.7%

    Seattle, Washington            (4.0%)      (5.7%)         (6.5%)      (3.7%)         (2.7%)        (6.6%)      94.1%      94.7%
                               ----------  ----------     ----------  ----------    -----------    ----------  ---------- ----------
       Total Core Markets          (0.3%)      (0.8%)         (3.5%)      (2.6%)          1.4%          0.1%       95.6%      95.7%
                               ==========  ==========     ==========  ==========    ===========    ==========  ========== ==========

Sequential Same Store Performance

                                                                           Operating
                                                   Revenue                  Expense                     NOI
                                                   Growth/                  Growth/                    Growth/
                                                  (Decline)                (Decline)                 (Decline) (2)
                                                  ---------               ------------              ----------------
                                                 Q4 2003 vs.               Q4 2003 vs.               Q4 2003 vs.
                                                   Q3 2003                   Q3 2003                   Q3 2003
--------------------------------------------------------------------------------------------------------------------

Sequential Same Store Communities:
    Garden Communities                             (1.5%)                    (4.2%)                      (0.1%)

    High-Rise Properties                           (1.3%)                     0.6%                       (2.4%)

    Total Portfolio                                (1.4%)                    (2.3%)                      (0.9%)

Sequential Same Store Core Markets: (7)
    Greater Washington D.C. Metropolitan Area      (0.9%)                    (2.6%)                      (0.1%)

    Southern California                            (0.1%)                    (3.5%)                       1.5%

    San Francisco Bay Area, California             (2.7%)                    (0.9%)                      (3.4%)

    Chicago, Illinois                              (4.1%)                    (1.6%)                      (6.2%)

    Boston, Massachusetts                          (0.9%)                     6.4%                       (3.8%)

    Southeast Florida                              (0.5%)                   (10.3%)                       8.6%

    Seattle, Washington                            (2.4%)                    (0.4%)                      (3.4%)
                                                  ----------                ----------                  ----------
       Total Core Markets                          (1.3%)                    (2.1%)                      (1.0%)
                                                  ==========                ==========                  ==========

NOTES

(1) Same Store Communities (excluding communities owned by Ameriton):

- Q4 2003 vs. Q4 2002 represents 153 apartment communities (53,266 units) that were fully operational during the entire three months ended December 31, 2003 and 2002, respectively. Excludes 22 apartment communities (10,582 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

- YTD 2003 vs. YTD 2002 represents 146 apartment communities (50,647 units) that were fully operational during the entire nine months ended December 31, 2003 and 2002, respectively. Excludes 29 apartment communities (13,201 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

- Q4 2003 vs Q3 2003 Sequential Same Store Communities represents 159 apartment communities (55,632 units) that were fully operational during the three months ended December 31, 2003 and September 30, 2003, respectively. Excludes 16 apartment communities (8,216 units) which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). Also excludes the Ameriton properties due to their short-term holding periods.

(2) NOI is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. The following is a reconciliation of Same Store NOI to Earnings from Operations:

                                                                               Three Months Ended        Twelve Months Ended
                                                                                  December 31,            December 31,
                                                                               ---------------------- ----------------------
                                                                                 2003        2002       2003        2002
                                                                               ---------------------- ----------------------
    Same Store NOI                                                              $126,611    $125,995   $479,787    $486,268
    Non-Same Store NOI, including API properties which are not included in
     discontinued operations                                                      21,008      42,959    155,786     203,020
    NOI Classified as Discontinued Operations - Communities Sold                  (1,005)    (28,918)   (57,608)   (123,619)
    NOI Classified as Discontinued Operations - Communities Held for Sale         (3,784)     (4,371)   (16,605)    (17,299)
                                                                               ---------------------- ----------------------
       Net Operating Income                                                      142,830     135,665    561,360     548,370
    Other Income                                                                   4,644       4,702     19,334       9,462
    Depreciation on Real Estate Investments                                      (51,020)    (44,067)  (187,677)   (167,029)
    Interest Expense                                                             (48,554)    (66,124)  (186,832)   (190,005)
    General and Administrative Expense                                           (11,638)    (12,638)   (49,838)    (45,710)
    Other Expense                                                                 (8,102)    (9,3000)   (48,085)    (27,469)
                                                                               ---------------------- ----------------------
       Earnings from Operations                                                  $28,160      $8,238   $108,262    $127,619
                                                                               ====================== ======================

(3) The average physical occupancy for the entire operating portfolio, excluding the Ameriton portfolio and including non-same store communities, was 95.0% for Q4 2003.

(4) Property Operating Margin: Rental revenues less operating expenses, divided by rental revenues.

(5) Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs. The potential effective rent per unit (weighted by units) for the entire operating portfolio, excluding the Ameriton portfolio, during the fourth quarter of 2003 was $1,070 for the garden communities, $1,410 for the high-rise communities and $1,182 for the total portfolio.

(6) The dollar amounts for the same store communities in our core markets follow:

                                                    Revenues           Operating Expenses     Net Operating Income
                                              ---------------------  ---------------------- ----------------------
                                                Q4 2003   YTD 2003     Q4 2003    YTD 2003    Q4 2003    YTD 2003
                                              --------------------------------------------------------------------
Core Markets:

    Greater Washington D.C. Metropolitan        $78,819   $308,271     $25,079     $98,865     $53,740   $209,406
    Southern California                          27,896    104,296       8,220      31,522      19,676     72,774
    San Francisco Bay Area, California           17,865     66,826       5,578      19,766      12,287     47,060
    Chicago, Illinois                            13,922     56,464       5,934      23,607       7,988     32,857
    Boston, Massachusetts                         9,419     36,081       2,878      10,483       6,541     25,598
    Southeast Florida                             2,963     11,925       1,290       5,315       1,673      6,610
    Seattle, Washington                           6,842     27,890       2,347       9,250       4,495     18,640
                                              ---------- ----------  ----------  ---------- ----------- ----------
       Total                                   $157,726   $611,753     $51,326    $198,808    $106,400   $412,945
                                              ========== ==========  ==========  ========== =========== ==========

(7) The dollar amounts for the Q4 2003 sequential same store communities in our core markets follow:

                                                  Revenues           Operating Expenses     Net Operating Income
                                                -----------         --------------------   ----------------------
Core Markets:
    Greater Washington D.C. Metropolitan          $81,520                 $25,812                $55,708
    Southern California                            29,664                   8,923                 20,741
    San Francisco Bay Area, California             17,865                   5,578                 12,287
    Chicago, Illinois                              18,161                   8,710                  9,451
    Boston, Massachusetts                          10,275                   3,179                  7,096
    Southeast Florida                               2,963                   1,290                  1,673
    Seattle, Washington                             6,842                   2,347                  4,495
                                                ----------               ----------             -----------
       Total                                     $167,290                 $55,839                $111,451
                                                ==========               ==========             ===========

Investment Summary (1)
Dollar amounts in thousands, except cost per unit amounts

Operating Apartment Communities                                Q1 2003       Q2 2003        Q3 2003       Q4 2003
------------------------------------------------------------------------------------------------------------------------------------
Garden:
     Communities                                                    156            146            133           129
     Units                                                       52,991         47,706         44,140        43,288
     Total Investment (2)                                    $4,936,889     $4,664,856     $4,518,670    $4,588,625
     Cost per Unit                                              $93,165        $97,783       $102,371      $106,002
------------------------------------------------------------------------------------------------------------------------------------

High-Rise:
     Communities                                                     49             48             46            46
     Units                                                       21,061         21,279         20,560        20,560
     Total Investment (2)                                    $3,530,464     $3,612,992     $3,523,866    $3,604,309
     Cost per Unit                                             $167,630       $169,791       $171,394      $175,307
------------------------------------------------------------------------------------------------------------------------------------
Total Portfolio:
     Communities                                                    205            194            179           175
     Units                                                       74,052         68,985         64,700        63,848
     Total Investment (2)                                    $8,467,353     $8,277,848     $8,042,536    $8,192,934
     Cost per Unit                                             $114,343       $119,995       $124,305      $128,319

Total Portfolio Capital Expenditures - Cost per Unit    Q1 2003       Q2 2003        Q3 2003           Q4 2003         YTD 2003
----------------------------------------------------------------------------------------------------------------------------------

Acquisition Related Expenditures                            $27           $27            $27               $51             $130

Redevelopment Expenditures                                 $110          $367           $265              $271           $1,004

Recurring Capital Expenditures                              $73          $148           $163              $338             $700

Apartment Acquisitions
----------------------------------------------------------------------------------------------------------------------------------
     Communities                                              -             1              3                 4                8
     Units                                                    -           229          1,254             1,410            2,893
     Total Investment (2)                                     -       $59,016       $202,956          $256,780         $518,752
     Cost per Unit                                            -      $257,712       $161,847          $182,113         $179,313

Apartment Dispositions
---------------------------------------------------------------------------------------------------------------------------------

     Communities                                               6             14             20               8                 48
     Units                                                 1,641          6,049          5,647           2,262             15,599
     Gross Sales Proceeds                               $131,850       $429,200       $534,845        $287,230         $1,383,125
     GAAP Gains                                          $44,736        $48,829       $118,893         $98,443           $310,901
     Gross Gains (3)                                     $31,371         $7,209        $71,527         $70,348           $180,455
     Unleveraged IRR (4)                                   14.7%           8.6%          13.1%           18.5%              13.0%

NOTES

(1) Excludes all Ameriton properties.

(2) For development communities, represents the total expected investment at completion. For operating communities, represents total investment plus planned capital expenditures.

(3) See page 3 for a definition of Gross Gains/Losses from the disposition of real estate investments. See page 5 for a reconciliation of GAAP Gains/Losses from the disposition of real estate investments to Gross Gains/Losses from the disposition of real estate investments.

(4) The unleveraged IRR represents the cash rate of return generated over the investment holding period on Archstone-Smith's invested capital.

Development Summary (1)
Dollar amounts in thousands, except unit and cost per unit amounts

                                                            Q1 2003     Q2 2003    Q3 2003          Q4 2003       YTD 2003
--------------------------------------------------------------------------------------------------------------------------------
  Starts During Period
   Communities                                                     3           -          -               3              6
   Units                                                         712           -          -           1,132          1,844
   Total Investment (2)                                     $133,918           -          -        $299,879       $433,797
   Total Cost Per Unit                                      $188,087           -          -        $264,911       $235,248

  Completions During Period
   Communities                                                     -           2          1               -              3
   Units                                                           -         753        108               -            861
   Total Investment (2)                                            -    $158,672    $12,780               -       $171,452
   Total Cost Per Unit                                             -    $210,720   $118,333               -       $199,131

  Stabilizations During Period (3)
   Communities                                                     -           -          -               2              2
   Units                                                           -           -          -             753            753
   Total Investment (2)                                            -           -          -        $160,705        $160,705
   Total Cost Per Unit                                             -           -          -        $213,420        $213,420

  Under Construction at End of Period
   Communities                                                    10           8          5               9
   Units                                                       2,501       1,748      1,355           2,607
   Total Investment (2)                                     $536,037    $377,365   $306,461        $636,868
   Total Cost Per Unit                                      $214,329    $215,884   $226,170        $244,292
   Investment to Date                                       $333,752    $209,534   $175,161        $301,634

  In Planning at End of Period
   Communities                                                     9           9         10               7
   Units                                                       3,527       3,527      3,877           2,745
   Total Investment (2)                                     $865,714    $871,709   $939,627        $652,674
   Total Cost Per Unit                                      $245,453    $247,153   $242,359        $237,768
   Investment to Date (4)                                    $78,296    $133,394   $157,274         $96,971

  Development Expenditures During Period                     $45,039     $40,514    $55,006         $42,273           $182,832

                                                                                          Actual or          Expected
                                      Number of  Investment at   Total         Start    Expected Date     Stabilization       %
Developments Under Construction         Units      12/31/03    Investment (2)   Date  for First Units (5)      Date       Leased (6)
------------------------------------------------------------------------------------------------------------------------------------
  West Division (Garden)
  Los Angeles County, California
   Archstone Playa Del Rey                 354      $87,916      $94,556       Q2/01        Q2/03              Q1/05          66.1%
   Archstone Pasadena                      120       26,374       30,528       Q3/02        Q1/04              Q4/04           N/A
   Archstone Westside                      204       42,906       57,551       Q4/02        Q2/04              Q1/05           N/A
                                       ------------------------------------
                                           678      157,196      182,635
  Ventura County
   Ventura                                 316       14,208       57,800       Q4/03        Q4/04              Q2/06           N/A

  Carlsbad, California
   Kelly Ranch                             451       43,470       77,751       Q1/03        Q1/04              Q3/05           N/A
                                       ------------------------------------

    Total West Division                  1,445      214,874      318,186
                                       ------------------------------------

  East Division (Garden)
  Boston, Massachusetts
   Archstone Watertown                     134       17,933       37,633       Q4/02        Q1/04              Q4/04           N/A

  Long Island, New York
   Archstone Roosevelt Raceway             396       32,828       90,133       Q4/03        Q2/05              Q3/06           N/A
                                       ------------------------------------
    Total East Division                    530       50,761      127,766
                                       ------------------------------------
  Charles E. Smith Division
   (High-Rise)
    Washington, D.C.
    Lofts at Crystal Towers                212        9,231       38,970       Q1/03        Q4/04              Q4/05           N/A

  Boston, Massachusetts
    Park Essex                             420       26,768      151,946       Q4/03        Q3/06              Q4/07           N/A
                                       ------------------------------------

    Total Charles E. Smith Division        632       35,999      190,916
                                       ------------------------------------
       Total Communities Under
        Construction                     2,607     $301,634     $636,868
                                       ====================================

NOTES

(1) Excludes all Ameriton properties.

(2) For development and in planning communities, represents the total expected investment at completion. For operating communities, represents total expected investment plus planned capital expenditures.

(3) Stabilizations During Period: Completed development communities achieving approximately 93% occupancy.

(4) Includes $1,059,000 for in planning under control, which is included in Other Assets as of December 31, 2003.

(5) Represents the quarter that the first completed units were occupied (or are expected to be occupied).

(6) The percentage leased is based on leased units divided by total number of units in the communities (completed and under construction) as of December 31, 2003. "N/A" is shown where Lease-Up has not yet commenced. Archstone-Smith begins leasing units prior to completion of the entire community.

Capitalization Summary
In thousands, except per share amounts

Preferred Shares and Units
---------------------------------------------------------------------------------------------------------------------------
                                          Shares/Units
                                           Outstanding                     Annual
                                           at December    Liquidation     Dividend     Redemption            Conversion
 Description                                31, 2003      Preference      Per Share      Date (2)               Ratio
---------------------------------------------------------------------------------------------------------------------------

Convertible Preferred Shares:(1)
Series K Preferred Shares                     667            37.50          3.40      October 2004            1 : 1.975
Series L Preferred Shares                     641            39.00          3.40      November 2005           1 : 1.975

Perpetual Preferred Shares and Units:
Series D Preferred Shares                   1,958            25.00          2.19      August 2004                N/A
Series E Preferred Units                    1,120            25.00          2.09      August 2004                N/A
Series F Preferred Units                      800            25.00          2.03      September 2004             N/A
Series G Preferred Units                      600            25.00          2.16      March 2005                 N/A
Series I Preferred Shares                     0.5         $100,000        $7,660      February 2028              N/A

---------------------------------------------------------------------------------------------------------------------------
                                                                                 December 31,   December 31,
Market Capitalization                                                                2003           2002
---------------------------------------------------------------------------------------------------------------------------

Common Shares and Units:
Common Shares (public)                                                                194,762         180,706
Convertible Operating Trust Units                                                      25,301          24,622
                                                                                 ------------- ---------------
     Total Common Shares and Operating Partnership Units                              220,063         205,328
Closing Share Price                                                                    $27.98          $23.54
                                                                                 ------------- ---------------
Market Capitalization of Common Shares and Units                                   $6,167,363      $4,833,421
                                                                                 ------------- ---------------

Convertible Preferred Shares:

Series A Convertible Preferred Shares (public) (1)                                          -           2,927
Closing Share Price                                                                         -          $31.40
                                                                                 ------------- ---------------
Market Capitalization of Series A Preferred Shares                                          -         $91,908
                                                                                 ------------- ---------------

Series H, K and L Convertible Preferred Shares (private)                                2,583           7,797
Closing Common Share Price (convertible into common shares)                            $27.98          $23.54
                                                                                 ------------- ---------------

Market Capitalization of Series H, K and L Preferred Shares                           $72,272        $183,541
                                                                                 ------------- ---------------

Market Capitalization of Convertible Preferred Shares                                 $72,272        $275,449
                                                                                 ------------- ---------------

Perpetual Preferred Shares and Units:
Series D Perpetual Preferred Shares (public)                                            1,958           1,975
Closing Share Price                                                                    $25.88          $26.15
                                                                                 ------------- ---------------
Market Capitalization of Series D Perpetual Preferred Shares                          $50,673         $51,646
                                                                                 ------------- ---------------

Liquidation Value of Series E, F, G and I Perpetual Preferred Units
 and Shares (private)                                                                $113,000        $113,000
                                                                                 ------------- ---------------

Market Capitalization of Perpetual Preferred Shares and Units                        $163,673        $164,646
                                                                                 ------------- ---------------

Total Equity Market Capitalization                                                 $6,393,308      $5,273,516
                                                                                 ============= ===============

Book Value of Total Debt                                                           $3,903,380      $4,321,678

Total Market Capitalization                                                       $10,296,688      $9,595,194
                                                                                 ============= ===============

--------------------------------------------------------------------------------------------------------------
Debt Maturity Schedule - Long Term Debt
--------------------------------------------------------------------------------------------------------------

             Long Term Unsecured Debt        Mortgages Payable
           ---------------------------- ----------------------------
             Regularly                           Regularly
             Scheduled           Final           Scheduled           Final                        Effective       Maturities as a %
             Principal        Maturities          Principal       Maturities                       Interest        of Total Market
            Amortization       and Other        Amortization       and Other          Total        Rate (3)         Capitalization
           ----------------------------------------------------------------------------------------------------------------------
2004             $31,250          $20,000           $13,093          $49,179        $113,522         5.9%              1.1%
2005              31,250          220,000            14,119           54,575         319,944         7.5%              3.1%
2006              31,250           20,000            13,273          291,119         355,642         6.0%              3.5%
2007              31,250          355,000            14,575          114,487         515,312         5.2%              5.0%
2008              31 250          303,711            16,142          110,290         461,393         4.4%              4.5%
Thereafter       399,917          397,087           185,945        1,050,828       2,033,777         6.1%             19.7%
           --------------    -------------    --------------    -------------     -----------    -------------     ---------------
     Total      $556,167       $1,315,798          $257,147       $1,670,478       $3,799,590         5.9%             36.9%
           ==============    =============    ==============    =============     ===========    =============     ===============

NOTES

(1) The series A Preferred Shares were called for redemption during the fourth quarter of 2003; of the 2.9 million Preferred Shares outstanding, 2.8 million were converted to Common Shares and the remainder were redeemed.

(2) Securities are redeemable at the option of Archstone-Smith, not the holder, beginning in the month noted.

(3) Represents the weighted average effective interest rate of all debt maturing in the respective year.

Supplemental Information for Net Asset Value Calculation
In thousands

                                                                                                               Three Months
                                                                                                                  Ended
                                                                                                               December 31,
                                                                                                                   2003
---------------------------------------------------------------------------------------------------------------------------
     The following information is provided to help facilitate the calculation of Archstone-Smith's net asset value.

     Income Statement Information
     ----------------------------

     Net Operating Income (NOI)                                                                                   $142,830
      NOI for Assets Held for Sale (1)                                                              3,784
      NOI Stabilization Adjustment for Prestabilized Developments and Acquisitions (2)              6,045
                                                                                             -------------
         Total Adjustments                                                                                           9,829
                                                                                                          -----------------
     Adjusted Net Operating Income (66,374 units)                                                                 $152,659
                                                                                                          =================

     Balance Sheet Information (Book Value)
     --------------------------------------

     Cash and Restricted Cash                                                                                     $186,150
     Investments in Unconsolidated Entities   (3)                                                                  135,099
     Investments in Communities Under Development and In Planning Owned - Archstone-Smith                          397,546
     Investments in Communities Under Development and In Planning Owned - Ameriton                                 211,123
     Other Land                                                                                                      9,648
     Other Assets                                                                                                  298,980

     Tax-Exempt Debt (4)                                                                          418,149
     Conventional Debt                                                                          3,485,231
     Other Liabilities                                                                            364,171
                                                                                             -------------
      Total Liabilities                                                                                          4,267,551
     Minority Interest (including Series E, F and G Perpetual Preferred)                                            72,690
     Perpetual Preferred Shares (Series D and I)                                                                    98,940

     Fully Converted Shares                                                                                        223,850

NOTES

(1) NOI for assets held for sale as of December 31, 2003, is included in discontinued operations. Excludes $1.0 million in NOI associated with assets sold during the three months ended December 31, 2003.

(2) Represents the difference between actual NOI attributable to communities in lease-up or acquired during the three months ended December 31, 2003, and the NOI for the full quarter assuming the underwritten stabilized yield. Also includes the lost NOI associated with a high-rise community that we vacated in preparation for sale to a condominium converter.

(3) Includes approximately $48.7 million of gains from the sale of communities to unconsolidated joint ventures, which were deferred under GAAP.

(4) Excludes incremental value associated with tax-exempt debt resulting from interest rates that have historically been lower than conventional debt interest rates.